Exhibit 99.1
Bakkt Reports First Quarter 2024 Results

- $854.6 million total revenues including gross crypto revenues and net loyalty revenues
- Strong client crypto trading activity with notional traded volume up 324% quarter-over-quarter
- $48.8 million operating expenses excluding crypto costs, execution, clearing and brokerage fees, down
16% year-over-year
-     Updated full year 2024 outlook to reflect recently implemented strategic reduction in force and                 restructuring which is expected to reduce operating expenses by $13 million1 on an annual basis

ALPHARETTA, GA – May 15, 2024 – Bakkt Holdings, Inc. (“Bakkt” or the “Company”) (NYSE: BKKT) announced its financial and operational results for the quarter ended March 31, 2024.

CEO Comments:
“We made solid progress on our key priorities in the first quarter driven by robust crypto trading activity across our platforms and the successful execution of the next phase of our cost restructuring initiative. We managed to significantly reduce our net loss by approximately 53% from same quarter last year, and anticipate further reduction in our adjusted EBITDA loss from the restructuring executed in May” said Andy Main, President and Chief Executive Officer of Bakkt. “Our team has also been working tirelessly this quarter towards the future launch of our own Electronic Consumer Network ("ECN"), BakktX, an institutional crypto trading venue, which will represent a significant milestone in expanding our client base potential and tapping into new market opportunities. We’re making great progress accelerating our operational and growth initiatives, and I look forward to sharing more soon. Additionally, our strategic partnerships with Unchained and Swan Bitcoin have enhanced our collaborative custody and trading efforts. Looking ahead, we are dedicated to maintaining this momentum and further optimizing our business execution to efficiently scale our business as we work to achieve profitability and deliver value to our stockholders.”

Key Performance Indicators (including historical Bakkt Crypto data):
•Crypto enabled accounts grew to 6.3 million, up 9% YoY.
•Transacting accounts decreased 34% year-over-year to 779,000, due to lower loyalty redemption and active crypto trading accounts.
•Notional traded volume increased 64% year-over-year to $1,041 million, primarily due to strong crypto trading volume partially offset by lower loyalty redemption activity in travel and gift cards.
•Assets under custody increased 76% year-over-year to $1,233 million, due to higher coin prices.

First Quarter 2024 Financial Highlights (unaudited):
•Total revenues of $854.6 million reflect a significant increase in gross crypto services revenues driven by the acquisition of Bakkt Crypto. Net loyalty revenues of $13.2 million increased 4% year-over-year driven by higher service revenue.
•Total operating expenses of $886.4 million reflect a significant increase in crypto costs and execution, clearing and brokerage fees driven by our acquisition of Bakkt Crypto.
•Total operating expenses excluding crypto costs and execution, clearing and brokerage fees decreased 16% to $48.8 million. First quarter expenses included $6.1 million of non-recurring restructuring expenses.
•Operating loss of $31.8 million improved 30% year-over-year primarily due to a reduction in compensation and benefit costs.
•Net loss improved 53% year-over-year to $21.3 million.

•Adjusted EBITDA loss (non-GAAP) improved 44% year-over-year to $16.3 million, primarily due to a reduction in compensation and benefits costs.

First quarter 2024 results include Bakkt Crypto (f/k/a Apex Crypto, LLC), acquired on April 1, 2023. In accordance with GAAP, crypto services revenue and crypto costs and execution, clearing and brokerage fees are presented on a gross basis as the Company is a principal in those transactions.

$ in millions	1Q24	1Q23	Increase/ (decrease)
Total revenues	$854.6	$13.2	N.M.
Crypto costs and execution, clearing and brokerage fees	837.6	0.4	N.M.
Operating expenses, excluding crypto costs and execution, clearing and brokerage fees	48.8	58.3	(16%)
Total operating expenses	886.4	58.7	1411%
Operating loss	(31.8)	(45.4)	(30%)
Net loss	(21.3)	(44.9)	(53%)
Adjusted EBITDA loss (non-GAAP)	$(16.3)	$(28.9)	(44%)
Note: “N.M” denotes Not Meaningful

On April 29, 2024, following approval by our stockholders and Board of Directors, we effected a reverse stock split (the “Reverse Stock Split”) of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class V Common Stock, par value $0.0001 per share, at a ratio of 1-for-25. Our Class A Common Stock began trading on a reverse-split adjusted basis on the New York Stock Exchange (the “NYSE”) as of the open of trading on April 29, 2024 under the same symbol, “BKKT”. In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 505 Equity, changes in the capital structure of a public reporting entity due to a reverse stock split occurring after the balance sheet date, but before the release of the financial statements, should be given retroactive effect. As such, the Reverse Stock Split has been retroactively applied to all figures throughout this document (unless otherwise noted).

Recent Operational Highlights:
•Corporate restructuring – On May 2, completed severance of 28 employees that will take effect in the second quarter as part of Bakkt's broader expense restructuring initiative. The restructuring plan, which also includes closure of open roles and optimization of Bakkt's call center resources will reduce Bakkt’s planned headcount by 20% at the end of 2024 and is expected to generate approximately $7 million cash savings in 2024 and represent an annualized cash savings of approximately $13 million.
•Partnership update – Established partnerships with Unchained and Swan Bitcoin, increasing the Company's collaborative efforts in custody and trading ability across the United States.
•Institutional ECN trading venue, BakktX – Progressed towards launching its own Electronic Communication Network ("ECN”), BakktX, a trading venue designed for institutional traders and market participants who require high performance, low latency, and deep liquidity. This platform will be the first known foreign exchange style ECN in the digital asset space and aims to offer institutional clients a reliable and low-cost trading experience.

Updated 2024 Guidance2:
•Full year 2024 revenues expected to be $3,002 million - $4,447 million; includes gross crypto revenues of $2,949 million - $4,390 million and net loyalty revenues of $53 million - $57 million.
•Full year 2024 crypto costs expected to be $2,934 million - $4,365 million, in line with gross crypto revenues.
•Full year 2024 total operating expenses excluding crypto costs, execution, clearing and brokerage fees and goodwill, intangible and long-lived assets impairments expected to be $155 million - $165 million.
•Full year 2024 net cash used in operating activities expected to be ($58 million) – ($72 million).
•Full year 2024 free cash flow usage (non-GAAP) expected to be ($64 million) – ($78 million).
•End of year available cash, cash equivalents and available-for-sale securities of $42 million - $57 million.

1. $13 million represents annualized savings from Bakkt’s completed expense restructuring initiative excluding a one-time restructuring charge of $0.8 - $1.0 million. The restructuring includes the severance of 28 employees as filed in a Form 8-K on May 2, 2024 as well as closure of open roles and optimization of call center resources, among others.
2. Given under the following updated key assumptions: Gross Crypto Revenue, Crypto Costs and ECB - Increased revenue contribution from existing clients/accounts based on observed retail trading engagement metrics, offset by lower contribution from new clients; 1x – 3x increase in crypto trading accounts vs. Q4’23; Activation of crypto coin pairs in 2H24 to support international retail trading demand; Addition of institutional clients with steady ramp-up in assets under custody in 2H’24; Crypto costs and ECB in line with gross crypto revenue. Operating expenses - Comp expense savings from restructuring offset by increased non-cash compensation and restructuring charges. End of year cash, cash equivalents and AFS securities - Integration of regulated entities beginning March 2024 including $5mm additional release of surety bond restricted cash collateral, $7mm cash savings from restructuring actions partially offset by $5mm reduction in net contribution from crypto trading.

Webcast and Conference Call Information
Bakkt will host a conference call at 9:00 AM ET, May 15, 2024. The earnings conference call will be webcast live here and archived on the investor relations section of Bakkt’s corporate website under the ‘Events & Presentations’ section, along with any related earnings materials.

Investors and analysts interested in participating in the call are invited to dial (833) 470-1428 or (404) 975-4839, and reference participant access code 239896 approximately ten minutes prior to the start of the call.
###
About Bakkt
Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade custody, trading, and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.

Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ |
X (Formerly Twitter) @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/.

Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts
Investor Relations
IR@bakkt.com

Media
press@bakkt.com

Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, Bakkt’s guidance and outlook, including for the full fiscal year 2024, and the trends and assumptions underlying such guidance and outlook, Bakkt’s cost reduction strategy and expectations regarding cost savings, Bakkt’s plans and expectations, including statements about new products and features, growth, Bakkt’s expectations regarding crypto market growth, and Bakkt’s beliefs regarding its future goals, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: the Company’s ability to continue as a going concern; the Company’s ability to grow and manage growth profitably; changes in the Company’s business strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; disruptions in the crypto market that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the inability to launch new services and products or to profitably expand into new markets and services; the inability to execute the Company’s growth strategies, including identifying and executing acquisitions and the Company’s initiatives to add new clients; the Company’s failure to comply with extensive government regulation, oversight, licensure and appraisals; uncertain regulatory regime governing blockchain technologies and crypto; the inability to develop and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

Definitions
Crypto-enabled accounts: total crypto accounts open.
Transacting accounts: unique accounts that perform at least one transaction across crypto buy/sell and loyalty redemption each month. Monthly figures are de-duped for the month. Quarterly figure represents sum of all months in the quarter.
Notional traded volume: total notional volume of transactions across crypto buy/sell and loyalty redemption. Figures represent gross values recorded as of order date.
Assets under custody: the sum of coin quantities held by customers multiplied by the final quote for each coin on the last day of the quarter.

Non-GAAP Financial Measures - Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure, which we define as earnings before interest, income taxes, depreciation, amortization, acquisition-related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, [restructuring charges,] changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly tied measures used by other companies.
Non-GAAP financial measures like Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA Loss (unaudited)

$ in millions	1Q24	1Q23
Net loss	$(21.3)	$(44.9)
Depreciation and amortization	0.1	3.1
Interest income, net	(1.0)	(1.6)
Income tax expense	0.2	0.0
EBITDA loss	(22.0)	(43.4)
Acquisition-related expenses	---	0.8
Share-based and unit-based compensation expense	8.0	7.9
(Gain) loss from change in fair value of warrant liabilities	(9.0)	1.0
Impairment of long-lived assets	0.3	---
Restructuring expenses	6.1	4.3
Shelf registration expenses	0.2	---
Transition services expense	0.2	0.6
Adjusted EBITDA loss	$(16.3)	$(28.9)

Non-GAAP Financial Measures – Free Cash Flow
Free Cash Flow is a Non-GAAP financial measure. Free Cash Flow is cash flow from operations adjusted for “capitalized internal use software development costs and other capital expenditures” and “interest income.” We adjust for capitalized expenses associated with internally developed software for our technology platforms given they are a large component of our ongoing expense base given our position as a technology platform company.
Information reconciling forward-looking Free Cash Flow to the comparable GAAP financial measure is unavailable to us without unreasonable effort. We are not able to provide a reconciliation of forward-looking Free Cash Flow to the comparable GAAP financial measure because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as timing of customer payments for account receivables and payment terms for operating expenses. Preparation of such reconciliations would require a forward-looking statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). We provide a range for our Free Cash Flow forecast that we believe will be achieved, however we cannot accurately predict all the components of the Free Cash Flow calculation.
We provide Free Cash Flow because we believe that Free Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to net cash used in operating activities as an indicator of liquidity.

Reconciliation of Free Cash Flow (unaudited)

$ in millions	FY 2024E
	Low	High
Net cash used in operating activities	$(58)	$(72)
Capex	(2)	(2)
Interest income, net	(4)	(4)
Free Cash Flow	$(64)	$(78)

Consolidated Balance Sheets

$ in millions	As of 3/31/24 (unaudited)	As of 12/31/23
Assets
Current assets
Cash and cash equivalents	56.6	$52.9
Restricted cash	44.0	31.8
Customer funds	88.2	32.9
Available-for-sale securities	18.0	17.4
Accounts receivable, net	37.2	29.7
Prepaid insurance	9.2	13.0
Safeguarding asset for crypto	1,233.2	701.6
Other current assets	4.0	3.3
Total current assets	1,490.3	882.6
Property, equipment and software, net	1.5	0.1
Goodwill	68.0	68.0
Intangible assets, net	2.9	2.9
Other assets	12.8	13.3
Total assets	$1,575.5	$966.9
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$62.7	$55.4
Customer funds payable	88.2	32.9
Deferred revenue, current	3.3	4.3
Due to related party	2.5	3.2
Safeguarding obligation for crypto	1,233.2	701.6
Unsettled crypto trades	4.5	1.0
Other current liabilities	3.8	3.7
Total current liabilities	1,398.3	802.1
Deferred revenue, noncurrent	2.9	3.2
Warrant liability	21.0	2.4
Other noncurrent liabilities	22.5	23.5
Total liabilities	$1,444.6	$831.2
Stockholders' equity
Class A Common Stock ($0.0001 par value, 30,000,000 shares authorized, 5,873,080 shares issued and outstanding as of 3/31/24 and 3,793,837 shares outstanding as of 12/31/23)	0.0	0.0
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,195,339 shares issued and outstanding as of 3/31/24 and 7,200,064 shares outstanding as of 12/31/23)	0.0	0.0
Additional paid-in capital	816.8	799.7
Accumulated other comprehensive loss	(0.3)	(0.1)
Accumulated deficit	549.5	(751.3)
Total stockholders' equity	57.0	48.3
Noncontrolling interest	73.9	87.4
Total equity	130.9	135.7
Total liabilities and stockholders' equity	$1,575.5	$966.9

Consolidated Statements of Operations (unaudited)

$ in millions	1Q24	1Q23
Revenues:
Crypto services	$841.3	$0.4
Loyalty services, net	13.2	12.8
Total revenues	$854.6	$13.2
Operating expenses:
Crypto costs	832.0	0.4
Execution, clearing and brokerage fees	5.6	---
Compensation and benefits	24.5	34.1
Professional services	3.6	2.4
Technology and communication	5.8	5.7
Selling, general and administrative	7.8	6.7
Acquisition-related expenses	0.0	0.8
Depreciation and amortization	0.1	3.1
Related party expenses	0.2	0.6
Impairment of long-lived assets	0.3	---
Restructuring expenses	6.1	4.3
Other operating expenses	0.4	0.7
Total operating expenses	$886.4	$58.7
Operating loss	(31.8)	(45.4)
Interest income, net	1.0	1.6
Gain (loss) from change in fair value of warrant liability	9	(1.0)
Other income (expense), net	0.7	(0.0)
Loss before income taxes	21.1	(44.8)
Income tax expense	(0.2)	(0.0)
Net loss	(23.1)	(44.9)
Less: Net loss attributable to noncontrolling interest	(13.1)	(30.9)
Net loss attributable to Bakkt Holdings, Inc.	$(8.2)	$(14.0)

Net loss per share attributable to Class A Common Stockholders
Basic	$(1.86)	$(4.27)
Diluted	$(1.86)	$(4.27)

Consolidated Statements of Cash Flows (unaudited)

$ in millions	1Q24	1Q23
Cash flows from operating activities:
Net loss	($21.3)	($44.9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	0.1	3.1
Non-cash lease expense	0.6	0.8
Share-based compensation expense	8.0	7.2
Unit-based compensation expense	---	0.7
Impairment of long-lived assets	0.3	---
Loss on disposal of assets	---	0.0
(Gain) loss from change in fair value of warrant liability	(9.0)	1.0
Other	---	0.2
Changes in operating assets and liabilities:
Accounts receivable	(6.3)	(0.1)
Prepaid insurance	3.9	4.3
Accounts payable and accrued liabilities	7.3	(16.0)
Unsettled crypto trades	3.6	---
Due to related party	(0.7)	(0.7)
Deferred revenue	(1.3)	(0.5)
Operating lease liabilities	(1.0)	(0.6)
Customer funds payable	55.2	(0.0)
Other assets and liabilities	(1.0)	(1.8)
Net cash provided by (used in) operating activities	38.4	(47.2)
Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(1.8)	(3.7)
Purchase of available-for-sale securities	(18.0)	(27.0)
Proceeds from the settlement of available-for-sale securities	17.5	101.0
Acquisition of Bumped Financial, LLC	---	(0.6)
Net cash (used in) provided by investing activities	(2.3)	69.7
Cash flows from financing activities:
Proceeds from Concurrent Offerings, net of issuance costs	39.0	---
Repurchase and retirement of Class A Common Stock	(2.3)	---
Net cash provided by financing activities	36.7	---
Effect of exchange rate changes	(0.4)	0.0
Net increase in cash, cash equivalents, restricted cash, cash held in escrow, customer funds and deposits	72.3	22.5
Cash, cash equivalents, restricted cash, cash held in escrow, customer funds and deposits at the beginning of the period	118.5	115.4
Cash, cash equivalents, restricted cash, cash held in escrow, customer funds and deposits at the end of the period	$190.8	$137.9